================================================================================

                                                                    EXHIBIT 99.1

                   EXCLUSIVE MANUFACTURING & SUPPLY AGREEMENT


         This Exclusive Manufacturing and Supply Agreement ("Agreement") is made and entered into as of December 28, 2005 by and between Arrowhead Industries, Inc., a Florida corporation ("Arrowhead"), with principal offices located at 11401 Camden Loop Way, Windermere, FL 34786 and CirTran Corporation, a Nevada corporation, with principal offices at 4125 South 6000 West, West Valley City, UT 84128 ("Manufacturer").

                                    RECITALS

         Arrowhead is engaged in the business of marketing and distributing a door hinge removal tool known as the "Hinge Helper", U.S. Patent No. 6,308,390 B1 (the "Product");

         Manufacturer is engaged in the business of manufacturing various products on an exclusive basis for marketing and distribution.

         Arrowhead desires to have Manufacturer manufacture, on an exclusive basis, and package the Product, upon the terms and conditions set forth herein.

         In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                   DEFINITIONS

         For purposes of this Agreement:

1. Definitions. For purposes of this Agreement the following terms shall have the following meanings:

                           (a) "Applicable Laws" means all applicable determinations of any governmental authority and all applicable federal, state or local laws, statutes, ordinances, rules, regulations and orders.

                           (b)      "Product"  means  the  product  known as the
                           "Hinge  Helper",   which  is  generally  depicted  in
                           Schedule A to Exhibit A hereto.

                           (c) "Specifications" means the specifications for the Product, packaging and labeling (if any) as set forth on the attached Exhibit A and the specifications for the as set forth on the attached Exhibit B. In the event that complete specifications are not attached to this Agreement at the time it is executed, the parties shall thereafter mutually agree in writing upon the completion of the Specifications.

2.       Sale of Products; Packaging.

         2.1 Requirements. Subject to the terms and conditions hereafter set forth, during the "Term" of this Agreement (as defined in Section 6 below), Arrowhead agrees to buy from Manufacturer, on an exclusive basis, all of its requirements for the Product identified in Exhibit "A". During the first three
(3) years of the Term (as defined below), Arrowhead agrees to purchase a minimum of ten million (10,000,000) units of the Product (the "Minimum Quantity"), subject to the terms and conditions of this Agreement, including, without limitation, Manufacturer's compliance with its obligations hereunder. Arrowhead and the Manufacturer have agreed on the Minimum Quantity in good faith, and the parties acknowledge that in certain circumstances described below this agreement may be terminated prior to the sale of the entire Minimum Quantity. Arrowhead shall submit purchase orders for the Product from time to time in accordance with Section 2.3 below.

         2.2 Packaging. Subject to Arrowhead's rights with respect to the protection of its trademark and the determination of text, color and packaging sizes as addressed in sections 5.1 and 5.3 hereof, Manufacturer shall be responsible for the selection, sourcing and purchasing of all materials and packaging for the Product as described on Exhibit "A" (collectively, the "Packaging"). Any additional packaging shall be responsibility of Arrowhead unless the parties otherwise agree in writing.

         2.3 Purchase Orders. Each purchase order ("Purchase Order") for the Product shall be in writing and shall specify the quantity of the Product to be manufactured and the date upon which Arrowhead desires to have the Product ready for delivery (the "Requested Delivery Date"). Product must be ordered in whole shipping container lots. Manufacturer estimates that a standard 20 foot container will require not more than 6,000 packaged units and a 40 foot High-Q container will require not more than 14,000 packaged units. When final packaging has been determined, and whenever changes to packaging or Arrowhead's palletizing instructions affect the number of units in a container, Manufacturer will notify Arrowhead of the number of units in a whole container lot. The initial Purchase Order for the Product is attached hereto as Exhibit "C".
Minimum lead time for shipment and other terms are set forth in Exhibit "A" attached hereto. Subject to Section 2.4, Manufacturer shall deliver the Product on or before the Requested Delivery Date. Upon Arrowhead's delivering a written purchase order or a Three Month Forecast (as defined below) to Manufacturer, Manufacturer shall confirm in writing within three business days its acceptance or rejection of such Purchase Order or Three Month Forecast. If no such notice is received from Manufacturer within such three business day period, Manufacturer will be deemed to have accepted such Purchase Order or Three Month Forecast, and shall be obligated under this Agreement to timely deliver the Product as set forth in such Purchase Order or Three Month Forecast, subject to adjustment as set forth in Section 2.6 hereof.

         2.4 Shipment. Prior to being transported from Manufacturer's factory, all Product shall be boxed, shrink wrapped and palletized according to

Arrowhead's specifications. All Product will be shipped FOB Port of Los Angeles; provided that Arrowhead may specify in its purchase another deep water port in the continental United States. Transportation to the final Arrowhead destination, which destination shall be specified by Arrowhead in the applicable purchase order, is the responsibility of Arrowhead. Product will be inspected prior to shipment by PRO QC, or another professionally certified inspector that is mutually agreeable to the parties, to confirm that the Product conforms to the criteria to be designated by the parties in the Inspection Checklist (herein "Clearance"). No units of any Product shall be shipped to Arrowhead until such units have satisfied the Clearance criteria, and other than the 20% deposit Arrowhead shall have no payment or other obligation under this Agreement or otherwise with respect to any such units until they have satisfied such Clearance criteria. Satisfaction of the Clearance criteria shall constitute acceptance of the Product by Arrowhead. After satisfaction of the Clearance criteria, all risk of damage and loss to the Product which is the subject of a shipment transfers to Arrowhead at the FOB point, excepting only damage or loss in shipment to the FOB point.

         2.5 Artwork. Arrowhead shall produce and deliver to Manufacturer all artwork for Product logos and marks ("Materials"), when applicable and necessary, and Manufacturer shall use such materials without modification, addition or revision of any type other than necessary resizing.

         2.6 Inventory Forecast. For purposes of production and inventory planning, on or about the first day of each calendar month, Arrowhead will provide to Manufacturer a binding forecast of Purchase Orders to be submitted during each of the next three (3) months (the "Three Month Forecasts") and a non-binding forecast of Purchase Orders to be submitted by it during each of the next six (6) months (the "180 Day Forecasts" and, together with the Three Month Forecasts, the "Forecasts"). For the purposes of this section 2.6, the term "binding" shall mean binding on Arrowhead as well as on Manufacturer. The Forecasts will detail the number of units of the Product and estimated to be purchased through Purchase Orders the period covered by the Forecast and anticipated delivery dates. Notwithstanding the above, to enable Arrowhead to more accurately gauge initial demand for the Product, Arrowhead is not required to submit 180 Day Forecasts during the first 60 days after the date hereof. Subject to the following sentence, the Three Month forecast is a binding commitment to place Purchase Orders for the number of units set forth in such forecast, but the actual delivery dates set forth in the Three Month forecast may be varied by Arrowhead on not less than thirty days notice to Manufacturer (i.e. Arrowhead may not delay or advance shipments scheduled for delivery within thirty days of its notice). Subject to this thirty day notice requirement, Arrowhead may reduce by up to twenty percent the number of units set forth in the Three Month Forecast without any liability under this Agreement. Alternatively, Arrowhead may increase such number of forecasted Units for delivery more than thirty days thereafter; provided that any such increase shall be treated as a new forecast subject to acceptance or rejection as set forth in
Section 2.3. The parties acknowledge that Forecasts shall be based on Arrowhead's good faith efforts to accurately reflect the timing and amount of Product orders on all relevant information available to Arrowhead at the time of the Forecast. Notwithstanding the foregoing, Arrowhead will promptly notify Manufacturer of any material change in the applicable Forecast, which Arrowhead anticipates as a result of market developments or other relevant factors. The parties acknowledge and agree that any failure or inability of Arrowhead to meet any 180 Day Forecast shall not be deemed a breach of this Agreement.

3.       Manufacturing Procedures, Acceptance and Warranty.

         3.1 Procedures. Manufacturer and Arrowhead shall mutually agree in writing upon appropriate procedures to determine whether each Product conforms to the Sample (as defined below) (the "Procedures"). Similarly, the packaging designs, containers, dimensions, and materials shall be approved in writing by Arrowhead and Manufacturer and the procedures for determining compliance therewith attached to this Agreement as a schedule ("Mutual Procedures").

         3.2 Quality Control. Manufacturer shall itself maintain, and shall require that its subcontractors and any and all raw material suppliers maintain, a quality control program designed to assure compliance with the Specifications, Procedures and Mutual Procedures. Unless otherwise agreed upon by the parties, Manufacturer will provide the manufacturing process, any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems and facilities necessary for the manufacture, assembly, testing, packaging, and delivery of the Products in a manner that complies with the Specifications, and will use its best efforts to identify the lowest cost/highest quality materials and equipment to manufacture the Product.

         3.3 Sample, Specifications. Prior to commencement of full production, Manufacturer will supply Arrowhead with a sample or prototype of the Product as manufactured by Manufacturer (the "Sample"). Arrowhead will have ten
(10) days after receipt of the Sample to determine whether the Sample conforms to the Specifications. Unless Arrowhead notifies Manufacturer within such ten
(10) day period that the Sample does not conform, giving the particulars of non-conformance, then all Product thereafter manufactured by Manufacturer which is substantially identical to the Sample (subject to normal manufacturing tolerances) shall be conclusively and irrebuttably presumed to conform to the Specifications. In the event that during the Term the Specifications change or Manufacturer proposes to change materials or manufacturing practices, it may submit an updated Sample for approval in accordance with this paragraph.

         3.4 Product Inspection. Arrowhead, or its designated Acceptance Agent, may evaluate each delivered Product as applicable, to determine if it conforms to the Clearance criteria. Manufacturer may, at its request, have representatives observe such evaluation. Arrowhead shall give Manufacturer written notice of any defective Products within two (2) business days following Arrowhead's receipt of such Product (the "Acceptance Period"). If a Product is determined by Arrowhead to fail to conform to the Specifications (a "Defect"), Arrowhead shall provide Manufacturer with a detailed written description of the basis for the asserted Defect. If Manufacturer objects to the existence of the

Defect, and the Parties are unable to resolve such difference within twenty (20) days after Manufacturer's notification, such dispute shall be submitted to arbitration in accordance with the provisions of Section 14.6. If Manufacturer does not object to Arrowhead's assertion of a Defect, Manufacturer will correct the Defect and repair or redeliver the corrected Product as soon as commercially practicable, and such correction shall constitute Arrowhead's sole and exclusive remedy with respect to any such defective Product. If Arrowhead continues to assert the existence of a Defect after redelivery by the Manufacturer, the preceding process shall be repeated until such time as Arrowhead has accepted the Product or until Arrowhead has terminated this Agreement pursuant to Section
6.2 hereof. If Arrowhead fails to provide notice and a statement of Defect within the Acceptance Period, Arrowhead's rights under this Section 3.4 will have expired for such delivery or redelivery. Notwithstanding any of the foregoing, nothing in this Section 3.4 shall affect Arrowhead's rights with respect to any warranties for the Products as set forth in greater detail in
Section 3.7 of this Agreement.

         3.5 Subcontractors. The Product will be manufactured by Manufacturer or by subcontractors selected by the Manufacturer. Manufacturer shall terminate the services of any subcontractor upon Arrowhead's prior written notice that such subcontractor is not performing as required under this
Agreement (i.e., the subcontractor is not providing quality products or services, etc.) unless the subcontractor cures, to Arrowhead's satisfaction, any material deficiency noted by Arrowhead within thirty (30) days of Arrowhead's written notice to Manufacturer. All delays or damages caused by any subcontractor's failure to perform its obligations in the manner required of Manufacturer as set forth in this Agreement ("Subcontractor's Breach") shall be the obligation of Manufacturer , and Arrowhead shall have such rights and remedies against Manufacturer as if the Subcontractor's Breach initially had been Manufacturer's breach.

         3.6      Warranty & RMAs.

                  3.6.1 Manufacturer Warranty. Manufacturer warrants for a period of six (6) months from the Acceptance Date of the Products that: (a) the Product will conform to the Specifications, Procedures and Mutual Procedures applicable to such Product at the time of its manufacture; and (b) such Product will be of good material and workmanship and free from defects in the manufacture, assembly and packaging of the Product. Manufacturer shall, to the extent possible, pass through to Arrowhead any warranties for components of the Products purchased for Arrowhead.

                  3.6.2 Product Misuse and Warranty Exclusion. Manufacturer does not warrant any Products that Manufacturer demonstrates to have been subjected to mishandling, accident, misuse, neglect, improper testing, improper or unauthorized repair, alteration, damage, assembly, processing or any other inappropriate or unauthorized action or inaction that alters physical or other properties in the Products.

         3.7 RMA. Manufacturer will repair or replace defective Products caused by a breach of Manufacturer's warranties in accordance with Manufacturer's standard return material authorization process and procedure ("RMA"). If Arrowhead desires to return a manufactured Product based on a claim of defective workmanship, Arrowhead will request an RMA number from

Manufacturer. Arrowhead will then send to Manufacturer the defective product with a return purchase order identifying the RMA number. Manufacturer will analyze all RMA Products and, if a failure to comply with the warranty set forth in Section 3.7 is found (a "Warranty Defect"), and the RMA Products are received by Manufacturer within thirty (30) days following the end of the warranty period for the RMA Product, Manufacturer will repair or replace, at Manufacturer's option, the Product within twenty (20) business days. Repaired or replacement Products shall be warranted as the original Products for the remaining term of the original warranty. If a Warranty Defect is found, Manufacturer will pay for all transportation charges for all Products returned to Manufacturer under warranty and all transportation charges involved in the return of repaired warranted Products to Arrowhead.

         3.8 Limitation of Liability. EXCEPT WITH RESPECT TO SECTIONS 3.11 3.12,9.1. 10. and 11. UNDER NO CIRCUMSTANCES SHALL MANUFACTURER BE LIABLE TO ARROWHEAD OR TO ANY OTHER PERSON OR ENTITY FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOODWILL OR BUSINESS PROFITS, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR FOR ANY AND ALL OTHER DAMAGES, LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES, ARISING FROM THE SERVICES OR PRODUCTS PROVIDED PURSUANT TO THIS AGREEMENT. EXCEPT AS SET FORTH IN THE PRECEDING SENTENCE OR AS OTHERWISE SPECIFICALLY STATED IN THIS AGREEMENT OR AN AMENDMENT THERETO, AND EXCEPT FOR A BREACH UNDER THE PARTIES' RESPECTIVE CONFIDENTIALITY OBLIGATIONS AND FOR LIABILITY CAUSED BY GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, UNDER NO CIRCUMSTANCES WILL EITHER PARTY BE LIABLE TO THE OTHER UNDER ANY CONTRACT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR EQUITABLE THEORY, FOR ANY PUNITIVE, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OR FOR LOST PROFITS, LOST REVENUE OR ANTICIPATED SAVINGS IN CONNECTION WITH THIS AGREEMENT.

         3.9 Inspection. Arrowhead or its designee may from time to time inspect Manufacturer's facilities (both domestic and international) upon five
(5) days prior notice and make recommendations concerning the manufacture, material, workmanship, testing, and quality control for the Product.
Manufacturer shall give Arrowhead or its designee reasonable access to Manufacturer's facilities for these purposes. Such inspection shall be based on a statistically significant sample of the Product with a reasonable rate of rejection. Arrowhead shall pay for the inspection.

         3.10 Records. Manufacturer shall maintain an up-to-date file of specifications for the Product supplied to Arrowhead, including, but not limited to, performance standards, dimensional information, and material/physical specifications.

         3.11 Delays. Acceptance of a Purchase Order or Three Month Forecast by Manufacturer indicates that Manufacturer will have the capacity and factory space to produce the necessary quantity of Product on a timely basis consistent with current production timing. Upon the request of Arrowhead, Manufacturer will from time to time inform Arrowhead of the amount of factory space allocated for production of the Product. Manufacturer will inform Arrowhead immediately of any occurrence which will or is expected to result in any delay in ship date or quantity as specified on the Purchase Order. Manufacturer shall also notify Arrowhead of all corrective action being taken to minimize the effect of such occurrence.

         3.12     Recalls or Seizures.

         If any of the Product is the subject of a recall or seizure by any governmental authority or in the event any governmental authority requests or suggests that any of the Products or be recalled or withdrawn, and Arrowhead and Manufacturer agree, or in the event Arrowhead and Manufacturer shall deem that such a recall is necessary or advisable because the applicable Product does not comply with the governmental law or regulations at issue, Arrowhead will be solely responsible for executing such recall or taking all legal measures to release the Product from seizure or impoundment, and the expense of such actions shall be allocated between the parties as set forth below.

         If the recall or seizure is attributable a failure of the Specifications to comply with applicable law, Arrowhead shall bear the entire cost and expense of remedial measures to comply with such applicable law. If the recall or seizure is attributable to a failure of Manufacturer to comply with applicable law regarding export or other customs regulations, or with respect to the conditions of manufacture or the employment of persons engaged therein, or with other applicable law including, without limitation, the payment of taxes (collectively "Legal Failure"), Manufacturer shall indemnify Arrowhead for all direct costs and expense of the recall or seizure including, without limitation:


                           (a) All costs and expenses of notifying the trade and/or consumers of said recall or withdrawal to the level acceptable to the regulatory agency;

                           (b) All freight charges actually incurred by Arrowhead, or paid by Arrowhead to its distributors, related to the retrieval of the Products; and

                           (c) The salaries of any additional employees, contractors and agents that Arrowhead is required to retain solely to effect the recall or seizure.

         If the parties disagree about the cause of a recall or seizure, Arrowhead shall submit representative samples to an independent third party approved by both parties, which shall make its own determination as to the cause of the recall or seizure. which determination shall be final and binding upon the parties. Arrowhead will not delay a required recall or seizure to wait for the decision of the third party.

4.       Prices; Payment

         4.1 Price. Arrowhead shall pay Manufacturer for the Product purchased at the prices listed below (the "Price") depending on the cumulative number of units of Product which have been purchased by Arrowhead:

      --------------------------------------       ----------------------
      Cumulative Units Purchased                   Price per Unit in Tier
      --------------------------------------       ----------------------
      Tier 1: 1,500,000 units or less              $2.95
      --------------------------------------       ----------------------
      Tier 2: 1,500,001 to 3,000,000 units         $2.35
      --------------------------------------       ----------------------
      Tier 3: 3,000,001 to 5,000,000 units         $2.10
      --------------------------------------       ----------------------
      Tier 4:  5,000,001 to 10,000,000 units       $1.90
      --------------------------------------       ----------------------
      Tier 5:  More than 10,000,000 units          To be determined
      --------------------------------------       ----------------------

By way of clarification, the Price for each Tier applies only to units purchased within the Tier. For example, if Arrowhead orders 100,000 units which would constitute the 1,450,001st through 1,550,000th units sold, the total Price for the order would be $265,000 (50,000x$2.95 + 50,000x$2.35). If the Price is
adjusted by Manufacturer pursuant to paragraph 4.2, the Price will be adjusted by an equal amount for each remaining Tier. If Tier 5 is reached, the parties will negotiate the Tier 5 Price in good faith, but if agreement cannot be reached Tier 5 will be priced the same as Tier 4. The attached Exhibit "A" lists, for informational purposes only, a breakdown of the Price between the Hinge Helper itself and the associated case and packaging.

         4.2 Adjustment in Price. Manufacturer shall have the right to increase the Price if its actual, third party U.S. dollar denominated costs increase that results in increased costs; provided, however, that in no event shall the Product prices increase by more than the sum of (a) any increase in Manufacturer's actual out-of-pocket cost of production materials, including materials purchased from third party subcontractors, (b) any increase in Manufacturer's actual out-of-pocket cost for shipping, customs, taxes or similar charges, and (c) any increase in Manufacturer's labor costs. Subject to the terms herein, any increase in Price shall be effective upon thirty (30) days written notice to Arrowhead of such change. Such change shall apply to any new orders made after the effective date of the change. Any orders which were placed for immediate delivery for quantities consistent with the 3 Month Forecast but remain unfilled in whole or in part at the effective time of such change shall be delivered at the old price. If Manufacturer makes a price change to the Product which renders it uneconomical for Arrowhead to continue to market the Product, then Arrowhead shall have the option, exercisable within sixty (60) days after notice of the price change, to (i) terminate this Agreement on sixty
(60) days written notice in which event Arrowhead shall not thereafter purchase the Product or any substantially similar product from a third party except as provided in the following paragraph, or (ii) to submit to Manufacturer a bona fide quote from a reputable third party ("RTP") to manufacture the Product at a price (the "RTP Price") lower than Manufacturer's changed Price for the then-current Tier (net of an assumed Rebate) and on payment terms no more favorable to the RTP, then Manufacturer shall have the option to (x) accept the RTP Price as the Price, in which case this Agreement will continue in full force and effect except that the Price shall be the RTP Price for not less than six months from the date that such RTP price becomes effective and there will no longer be any Tier discounts or Rebates, or (y) reject the RTP Price, in which case this Agreement shall terminate and Arrowhead may purchase the Product from the third party at a price at or below the RTP Price. If Manufacturer does not notify Arrowhead which option it has exercised within thirty (30) days after exercise of Arrowhead's option, it will be deemed to have rejected the RTP Price.

In the event that Arrowhead  terminates this Agreement  pursuant to subparagraph
(i) above, and thereafter identifies a third party manufacturer ("Third Party") to produce the Product, then Manufacturer shall have the first right of refusal to manufacture such Products at the price offered by such Third Party (with appropriate adjustments for freight) regardless of the Tier and without a Rebate, but otherwise on the terms and conditions contained herein. Manufacturer shall have sixty (60) days to exercise its first right after Arrowhead notifies it in writing that it intends to accept a bona fide offer from the Third Party, which notice will include a copy of the Third Party offer. If Manufacturer exercises its first right, the parties shall enter into a new agreement on the terms contained herein, other than inclusion of the Third Party Price and such discounts, rebates and incentives as may be included within such Third Party
Price . If  Manufacturer  declines or fails to exercise  its first  right,  then notwithstanding subparagraph (i) above, Arrowhead may have the Product manufactured by the Third Party; provided that the price payable to the Third Party shall not exceed the price stated in Arrowhead's notice referred to in this paragraph for at least eight (8) months following the date of such notice.

         4.3 Payment Terms. Payment for each order of Product or placed by Arrowhead shall be made as follows: 20% of the total payment for the number of units ordered shall be paid by wire transfer of immediately available funds, upon the placement of the order, with the balance due before shipment arrives at the U.S. port of destination. Manufacturer will notify Arrowhead of the shipment date and anticipated arrival date. Manufacturer will release the Bill of Lading to Arrowhead or its designee within three (3) business days after receiving payment as set forth herein regardless of whether the shipper has arrived in port. Any amounts not paid when due shall bear interest at the rate of 1.5% per month or the highest rate allowed by law. Any storage or demurrage charges incurred at the port pending receipt of Arrowhead's payment shall be paid by Arrowhead. Manufacturer will consider in good faith proposals from Arrowhead for alternative financing which provide Manufacturer with equal or greater security for payment, but Manufacturer shall have sole discretion to accept or reject any such proposal.

         4.4 Rebates. If Arrowhead purchases enough Product to move to a new Tier of pricing, Arrowhead will be entitled to a rebate (the "Rebate") equal to 10% of the purchase Price paid for Product in the previous Tier. For example, if the Price is not adjusted, once Arrowhead enters Tier 3 it would be entitled to a Rebate of $352,500 (10% of 1,500,000x$2.35) for Product purchased in Tier
2. Rebates will be payable only in the form of a credit memo against future purchases. Rebate credit memos will not be paid in cash and may not be applied against outstanding balances. Manufacturer will calculate eligibility for the Rebate as soon as practicable following the end of the month in which a new Tier is entered.

5.       Development, Licensing and Ownership.

         5.1      Product  and  Product  Marks.  As  between   Manufacturer  and
Arrowhead,  Arrowhead  shall own all  right,  title and  interest  in and to the

Product. Arrowhead shall sell the Product under its own trademarks, service marks, symbols or trade names, if any ("Arrowhead Marks"). Solely in connection with the performance of this Agreement, Arrowhead grants Manufacturer the right to reproduce and print on the Product the Arrowhead Marks as are designated by Arrowhead. Manufacturer agrees that it will not use the Arrowhead Marks in advertising or promotional materials or place the Arrowhead Marks on goods or otherwise without prior written consent of Arrowhead. Manufacturer agrees that it shall not sell or distribute, or assist any party other than Arrowhead to sell or distribute, in any manner whatsoever any goods marked or designated with the Arrowhead Marks, or any derivation thereof, except to Arrowhead, without obtaining Arrowhead's prior written consent.

         5.2 Repurchase Responsibility. Arrowhead may change the Specifications for the Packaging (if any) with at least thirty (30) days prior notice to Manufacturer. Arrowhead may change the Specifications for the Product with at least thirty (30) days prior notice to Manufacturer; provided that if such change in Specifications will increase Manufacturer's costs (including costs of raw materials, manufacturing or quality control) the change will not be effective until the parties mutually agree to appropriate adjustments to the purchase price of the Product. Manufacturer shall promptly implement the requested change(s) to the Specifications and Arrowhead shall (i) reimburse Manufacturer, within thirty (30) days of the date of invoice, for the cost of any packaging materials or finished Product in inventory that is rendered obsolete because of the change(s); and (ii) pay any agreed upon increase in the cost of production of the Product due to the change(s). In no event shall Arrowhead be responsible for purchasing any raw material, components or other supplies which Manufacturer can use in the ordinary course of its business or other products sold to other companies.

         5.3 Packaging Materials and Artwork. If Manufacturer is responsible for the development of any Packaging, Manufacturer shall maintain sufficient inventory of Packaging, as applicable, to ensure continuity of service in accordance with Arrowhead's Product forecasts. Arrowhead shall have all rights and title to art, plates, negatives or designs prepared for Arrowhead by Manufacturer or its printer, lithographer, or bag, box, or carton Manufacturer/vendor, and all artwork shall become the possession of Arrowhead upon notice of termination of this Agreement by either party. Arrowhead shall pay the Manufacturer for the cost of preparing these materials, subject to Arrowhead's prior written approval of such costs. The designs, including texts, color and sizes of Packaging shall be determined by Arrowhead. The fee payable by Arrowhead for Manufacturer supplied artwork, if any, shall be negotiated by the parties.

6.       Term and Termination.

         6.1 Term. The Term of this Agreement shall commence upon its execution and shall continue for a period of three years thereafter unless terminated as set forth herein.

         6.2 Termination for Material Breach. Either party may terminate this Agreement on thirty (30) days prior written notice to the other party based on a material breach of this Agreement by the non-terminating party, unless such breach is cured within such thirty (30) day period or, in the event of a non-monetary breach which cannot reasonably be cured within thirty (30) days, that the breaching party commences within such thirty day period steps calculated to cure the breach as soon as practicable and the cure is completed within forty-five (45) days. In the event of a termination by Manufacturer due to Arrowhead's breach, Arrowhead grants the Manufacturer a non-exclusive license for a period of one hundred eighty (180) days following termination to utilize Arrowhead's intellectual property (including its patents, designs and trademarks) solely for the purpose of liquidating Manufacturer's inventory of Products (including Product assembled from Manufacturer's inventory of raw materials and work in progress). In the event of termination of this Agreement due to Manufacturer's breach, (a) Arrowhead shall have the right, but not the obligation, to purchase, at the price determined below, all or any part of the supply of work in progress ("WIP"), packed, labeled or on hand Product if such right is exercised within ten days after termination, and (b) Manufacturer shall use good faith efforts to assist Arrowhead, as reasonably necessary, to transition the manufacture of the Product by a third party as selected by Arrowhead. In no event shall Arrowhead be responsible for purchasing any raw material, components or other supplies that Manufacturer can use in the ordinary course of its business or other products sold to other companies. The price for any items sold will be (i) for finished Products, the price provided herein,
(ii) for all other items, Manufacturer's actual third party cost, plus a mark-up of ten percent (10%); provided that such sale is "as is, where is" and Arrowhead shall be responsible to promptly removed the purchased items from Manufacturer's facility.

         6.3 Early Termination. If Arrowhead does not have any other valid means of terminating this Agreement pursuant to the terms hereof, and Arrowhead still desires to terminate this agreement, this Agreement may still be terminated by Arrowhead prior to the sale of the minimum of 10,000,000 units of Product by prior written notice if all of the following conditions apply:

                           (a) All invoices and payment for Product subject to non-cancelable orders have been paid in full (whether or not then due) and Arrowhead is not in default under this Agreement.

                           (b) Arrowhead, through a senior executive officer, certifies to Manufacturer in writing that
                           (1) Arrowhead is no longer advertising or promoting the Product and has no plans to advertise or promote the Product or any substantially similar product, (2) Continued sale of the Product is no longer profitable to Arrowhead, (3) other than sales of existing inventory of the Product purchased from Manufacturer, Arrowhead has no plans or intentions to manufacture, distribute or sell the Product or any substantially similar product, and (4) Arrowhead is aware of agrees to abide by its exclusivity provisions as set forth above.

                           (c) Arrowhead submits to Manufacturer at the time of Arrowhead's notice of termination, a Purchase Order for the shipment as soon as manufacturing schedules permit of a number of units of Product equal to three times the average monthly number of units of Product purchased during the term preceding Arrowhead's notice of termination, excluding any months in which no Product was purchased (the "Final Release") In lieu of the Final Release, if requested by Arrowhead in its notice of termination, Arrowhead may (i) purchase from Manufacturer, Manufacturer's then existing inventory of Product, and (ii) pay to
                           Manufacturer a release payment (the "Release Payment") equal to the product of (x) Manufacturer's per unit gross profit on the Product, multiplied by
                           (y) the number of units which would have been required to be purchased in the Final Release, less the number of units in the inventory purchased pursuant to clause (i). If Arrowhead elects the Release Payment in lieu of the Final Release, Manufacturer will notify Arrowhead of its gross profit per unit and existing Product inventory as soon as practicable after receipt of Arrowhead's notice of termination, and the Release Payment shall be due and payable within ten (10) days after Arrowhead's receipt of Manufacturer's notice.

6.4      Rights Upon Expiration or Termination.

         6.4.1 Purchase Orders. In the event of expiration of this Agreement, Manufacturer will comply with all outstanding Purchase Orders for delivery within 60 days after expiration. In the event of termination of this Agreement by Arrowhead, Arrowhead will have the right to cancel any outstanding Purchase Orders or to require Manufacturer to finish such Purchase Orders.

         6.4.2 Inventory. In the event of expiration or termination of this Agreement, Arrowhead will have the right, but not the obligation, to purchase any Products in inventory that Manufacturer has in its possession. Arrowhead shall have the right, but not the obligation, to purchase Manufacturer's inventory of the Products by giving notice to Manufacturer within twenty (20) days after the effective date of the expiration or termination. The purchase price for the finished manufactured Product shall be the price as provided herein plus actual freight, handling charges, customs duties and taxes if paid by Manufacturer on the shipment to Arrowhead's possession and in sound condition.

         6.4.3 Duty to Mitigate Costs. Both Parties shall, in good faith, undertake reasonable measures to mitigate the costs of termination. Manufacturer shall make reasonable efforts to cancel all applicable component purchase orders and reduce component inventory through return for credit programs or allocate such components for other customer orders.

         6.4.3 No Further Rights. In the event of expiration or termination of this Agreement, Manufacturer shall have no further rights to use, manufacture, distribute or sell the Product or any of the intellectual property relating to the same except as provided herein.

         6.4.4 Survival. The following terms will survive the expiration or termination of this Agreement: Sections 5.1, 6.2, 6.3, 6.4, 8, 9, 10 and 14.6. Upon expiration or termination of this Agreement for any reason whatsoever, (i) all amounts then properly owed by Arrowhead to Manufacturer shall become immediately due and payable and (ii) except as specifically provided in this
Section 6, all rights and obligations of the parties shall terminate.

7.       Compliance with Regulations.

         7.1 Facility Inspections. If a designated representative of the United States, its territories, the District of Columbia, or other regulatory agency chooses to inspect any manufacturing facility used by Manufacturer in the performance of its obligations under this Agreement, Manufacturer shall provide Arrowhead with written notice of the requested inspection.

         7.2 Regulatory Reports. Each party shall promptly furnish the other with copies of reports or other information relating to the Product prepared by it, or on its behalf, to be filed with any governmental authorities or received from any governmental authorities. Any and all issues concerning the distribution or advertising/promotion of the Product shall be addressed and resolved by Arrowhead. Any and all issues raised with respect to the manufacturing of the Product shall be resolved by Manufacturer.

         7.3 Export Control. Manufacturer agrees that it will not export, re-export, resell or transfer, or otherwise ship or deliver any Product, assembly, component or any technical data which violate any export controls or limitations imposed by the United States or any other governmental authority, or to any country for which an export license or other governmental approval is required at the time of export without first obtaining all necessary licenses or other approvals. Arrowhead acknowledges that Manufacturer will transfer the specifications and other technical data regarding the Product to its manufacturing facility in China, and to the best of Arrowhead's knowledge such transfer will not violate such export controls or limitations. Arrowhead will provide Manufacturer with all licenses, certifications, approvals and authorizations in order to permit Manufacturer to comply with all export laws, rules and regulations for the shipment and delivery of the Products. Arrowhead shall also be responsible for complying with any legislation or regulations governing the importation of the Products into the country of destination and for payment of any duties thereon.

8.       Representations and Warranties.

         8.1 Both Parties. Each Party warrants to the other that: (i) it is an entity duly organized, valid, existing and in good standing under the laws of the state, province or country of its incorporation or establishment and has the corporate or equivalent power to own its assets and properties and to carry on its business as now being conducted; (ii) its obligations hereunder shall be performed in full compliance with the Applicable Laws; (iii) it will cooperate with the other, as necessary, to remain in full compliance with the Applicable Laws; (iv) the execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation, by-laws or similar governing instruments or Applicable Law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound; (v) its employment and labor practices comply in all respects to Applicable Law in the jurisdiction in which such labor is performed; and (vi) this Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

         8.2 Manufacturer. Manufacturer warrants and represents: (i) it will not and has not knowingly infringed any copyright, patent, trade secret or other property right of any party in the performance of the services required by this Agreement; (ii) it will obtain from Manufacturer's employees and subcontractors, if any, any necessary assignment, license, and release of all, if any, interests in the Product; and (iii) Manufacturer's actions in manufacturing the Product will not cause the Product to be in violation of consumer product safety laws or the requirements of other Applicable Laws;.

         8.3 Arrowhead. Arrowhead warrants and represents: (i) it will not and has not knowingly infringed any copyright, patent, trade secret or other property right of any party in the provision of the design and specifications or the sale of the Product; (ii) there is no suit, action, arbitration, or legal, administrative or other proceeding or governmental or quasi-governmental investigation pending or, to the best knowledge of Manufacturer, threatened against or affecting the Product; (iii) it has obtained from the inventor thereof, an assignment or exclusive license to U.S. Patent No. 6,308,390 B1, and
(iv) the design and specifications of the Product, to the extent provided by Arrowhead, will conform to all consumer product safety laws and meet the requirements of all other Applicable Laws.

9.       Indemnification and Insurance.

         9.1 Manufacturer Indemnity. Manufacturer will defend, indemnify and hold harmless Arrowhead and its employees, directors, officers and agents against any third party allegations, demands, suits, investigations, causes of action, proceedings or other claims ("Third Party Claims") and from all damages, liabilities, judgments, costs and expenses (including attorneys' fees and costs) and other such losses ("Losses") which are based on, and send arise in connection with such Third Party Claims to the extent based on, any of the following: (i) any claim that the Product, including the Product Packaging, is defective, including without limitation, illness, personal injury or death caused by the Product or any other product liability claim related to the Product, except to the extent caused by the Specifications and design not provided by Manufacturer, (ii) any grossly negligent act or omission by Manufacturer or a subcontractor, including, without limitation, those relating to or affecting the condition, quality or character of the Product; (iii) any failure of Product to conform with the applicable Specifications; (iv) any failure of Manufacturer or a subcontractor to comply with any Applicable Law; or
(v) any other breach of Manufacturer's obligations under this Agreement, including, without limitation, any representations or warranties of Manufacturer.

         9.2 Arrowhead Indemnity. Arrowhead will defend, indemnify and hold harmless Manufacturer, its subcontractors and their respective employees, directors, officers and agents any Third Party Claims (as defined above) and any Losses (as defined above) which are based on and arise in connection with such Third Party Claims and to the extent based on, any of the following: (i) any negligent act or omission by Arrowhead relating to Arrowhead's design and specifications for the Product or marketing and promotion of the Product; (ii) any failure of Arrowhead to comply with any Applicable Law; (iii) any other breach of Arrowhead's obligations under this Agreement, including any representations or warranties of Arrowhead; (iv) the Product infringing upon any intellectual property rights of a third party, including, without limitation, patent, copyright, trade secret, trademark, etc.; or (v) allegation of illness, personal injury or death caused by the Product or any other product liability claim related to the Product which results from the design or Specifications provided by Arrowhead.

         9.3 Indemnification Procedures. The Party entitled to indemnification under this Section 9 (the "Indemnified Party") will provide the Party obligated to provide indemnification under this Section 9 (the "Indemnifying Party") with prompt notice of any Third Party Claim for which its seeks indemnification, provided that the failure to do so will not excuse the Indemnifying Party of its obligations under this Section 9 except to the extent prejudiced by such failure or delay. The Indemnifying Party will defend any such Third Party Claim and have the sole right to control the defense and settlement of the Third Party Claim, provided that the Indemnified Party may not, without the Indemnified Party's consent, enter into any settlement, which admits guilt, liability or culpability on the part of the Indemnified Party. The Indemnified Party will provide reasonable cooperation to the Indemnifying Party in defending any Third Party Claim.

         9.4 Insurance. During the Term of this Agreement and for a period of three (3) years thereafter, Manufacturer agrees to maintain a product liability insurance policy with an insurance carrier with respect to any Product sold by it hereunder with at least two million dollars ($2,000,000) per occurrence and at least three million dollars ($3,000,000) in the aggregate. Such policy shall name Arrowhead as an additional insured (not just as a "Vendor") Manufacturer shall pay all premiums relating to such policy. Manufacturer shall provide Arrowhead with a certificate of insurance, which provides that Arrowhead, as the additional insured, shall be notified, in writing, by the insurance carrier of change in the policy (including any termination), not less than thirty (30) days prior to the effective date of such change (including termination)

         9.5 Confidentiality. Each Party agrees that it shall not, directly or indirectly, at any time divulge or communicate to any person, or use to the detriment of a party to this Agreement, or for the benefit of itself or any other person, any proprietary information or technology of the other party. Except as otherwise required by law, any proprietary information or technology received by a party, or its or their representatives which is clearly denoted as confidential shall be kept confidential and shall not be used or disclosed for any purpose other than in furtherance of the purposes of this Agreement. This obligation of confidentiality shall not extend to information which (a) is or becomes generally available to the public other than as a result of a disclosure by a party in violation of this Agreement or any other confidentiality agreement, (b) was in the possession of a party prior to its receipt from the other party, or (c) becomes available to a party or its Affiliate on a nonconfidential basis from a source other than a party to this Agreement, provided such source is not in violation of a confidentiality agreement with the party whose information is being disclosed.

         9.6 Employees, Agents and Representatives. Each Party represents and warrants to the other that it has adopted policies and procedures with respect to the receipt and disclosure of confidential or proprietary information, with its employees, agents and representatives. Each party represents and warrants to the other that it will exert all reasonable commercial efforts to cause its employees, agents, subcontractors and representatives to maintain and protect the confidentiality of the other party's proprietary information and technology The confidentiality obligation set forth in this Agreement shall be observed for the term of the Agreement and for a period of three (3) years following the termination of the Agreement. Each Party acknowledges that a breach of this provision may cause the non-breaching party irreparable damage, for which the award of damages would not be adequate compensation. Consequently, the non-breaching party may institute an action to enjoin the breaching party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and shall be in addition to any other relief to which the non-breaching Party may be entitled at law or in equity and such remedy shall not be subject to the arbitration provisions of Section 14.6.

10. Non-Solicitation. As used in Section 10, a "Qualified Termination" means a termination of this Agreement (i) by Arrowhead due to Manufacturer's material breach, (ii) as a result of Manufacturer not agreeing to the RTP Price pursuant to clause (ii) of paragraph 4.2. Manufacturer further agrees that during the term of this Agreement and for a period of three (3) years from the date of a Qualified Termination, Manufacturer will not, on behalf of itself or any competitor of Arrowhead, (i) compete for, or engage in the solicitation of, or attempt to divert or take away from Arrowhead, any customer of Arrowhead who has done business with Arrowhead during the twelve (12) months immediately preceding the termination of the Agreement for the purpose of providing to such a customer products and services that are competitive with the Product; (ii) compete for, solicit or attempt to divert or take away from Arrowhead any prospective customer that has expressed an interest in doing business with Arrowhead, and about which Manufacturer learned while the Agreement was in effect, for the purpose of providing products and services that are competitive with the Product; or (iii) hire or engage or attempt to hire or engage any individual, or attempt to induce an individual to terminate their employment, who was an employee of Arrowhead at any time during the twelve (12) months immediately prior to the termination of the Agreement

         10.1 Non-Competition. During the term of this Agreement, and for a period of three (3) years from the date of a Qualified Termination of this Agreement, Manufacturer agrees that it shall not:

                           (a) engage directly or indirectly, whether for itself or as employee or agent of or consultant or advisor to any person or any company, firm or other business entity, in furnishing goods products or services which are competitive with the Product; nor

                           (b) have any interest as a proprietor, partner, director or stockholder in any company firm, or other business entity which manufactures or sells products or services which are competitive with the Product except that nothing herein shall limit Manufacturer from owning up to 5% of the aggregate voting stock of any such company, firm or entity which has any class of stock registered under the provisions of Section 12 of the United States Securities Exchange Act of 1934.

As used in this section 10, the phrase "products and services competitive with the Product", means products and services, whether now known or subsequently developed, that are intended for the same or substantially similar commercial purpose as the Product (i.e. which are intended to be principally used as a door hinge removal tool) or which facilitate the manufacture or design or sale of products that have the same or substantially similar commercial purpose as the Product.

11. Intellectual Property. Arrowhead hereby grants to Manufacturer a non-exclusive, royalty-free license to its Intellectual Property solely to the extent necessary for Manufacturer to perform its obligations hereunder. Such rights may be sublicensed to subcontractors solely for to the extent necessary and for the purpose of performing Manufacturer's obligations under this Agreement. Arrowhead shall retain all right, title and interest in Arrowhead's Intellectual Property, including, without limitation, any and all Product Specifications. Except as set forth in this section and in Section 5.3, each Party hereby acknowledges and agrees that it does not have and shall not acquire, any interest in any other party's Intellectual Property trademarks, trade names and/or trade dress unless otherwise expressly agreed to in a writing executed by both Parties. For purposes of this Agreement, "Intellectual Property" means all intellectual property rights recognized under any jurisdiction, including, without limitation, patents, copyrights, trademarks and trade secrets.

12. No Conflict. Manufacturer and Arrowhead acknowledge that they have not previously entered into any contractual arrangement, which would conflict with the rights granted, or the services to be provided by Manufacturer or Arrowhead hereunder.

13. Force Majeure. Each shall be excused for any failure or delay in performance hereunder, in whole or in part, to the extent caused by events beyond its reasonable control, such as fire, embargo, strikes (other than strikes of a party or its contractors), wars, acts of God, and acts of terrorism, provided, however, that a Party will not be excused from any failure or delay to the extent it could have been avoided by the use or reasonable precautions or to the extent such party can perform by using commercially reasonable efforts.

14.      Miscellaneous.

         14.1     Amendment.   This  Agreement  may  be  amended,   modified  or
supplemented only by a writing signed by the party or parties sought to be bound thereby.

         14.2 Entirety. This Agreement and the Exhibits hereto constitute the entire agreement of Manufacturer and Arrowhead with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements or understandings of Manufacturer and Arrowhead with respect to such subject matter.

         14.3 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provisions shall be fully severable and this Agreement shall be construed and enforced as if such legal, invalid or unenforceable provision never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

         14.4 Captions. The captions of this Agreement are for convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof.

         14.5 Notices. Any notice or communication required or permitted to be delivered hereunder shall be in writing addressed to the party to be notified, and shall be delivered by depositing it with a nationally recognized overnight delivery service or in the United States mail, postage prepaid, and either registered or certified with return receipt requested, or by confirmed facsimile to the fax numbers indicated below, and shall be deemed to be effective upon receipt for overnighted or faxed notice and or three (3) days after being sent for mailed notice. For this purpose, the addresses of the parties shall be:

                   Arrowhead:        Arrowhead Industries
                                     11401 Camden Loop Way
                                     Windermere, FL 34786
                                     Attn: Eric Koeser
                                     Fax:  (407) 876-5125

                   Copy to :         Terence F. Brennan, Esq.
                                     Bogin Munns & Munns
                                     2601 Technology Drive
                                     Orlando, FL 32804
                                     Fax: (407) 578-2181

                   Manufacturer:     CirTran Corporation
                                     4125 South 6000 West
                                     Salt Lake City, UT 84128
                                     Attn: Iehab Hawatmeh
                                     Fax: 801-963-5180

         14.6 Applicable Law. This Agreement and rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Utah. Any controversy between Manufacturer and Arrowhead arising out of or relating to this Agreement or the breach thereof, shall be settled by binding arbitration, in accordance with the rules then obtaining of the American Arbitration Association or other mutually agreeable ADR services, and any such arbitration shall be held in Chicago, Illinois or another location that is mutually agreeable to the parties. Both parties consent and agree to the jurisdiction and venue for such arbitration, and, solely for then purposes of the venue of the arbitration, waive any and all challenges on the basis of jurisdiction, venue and/or forum non conveniens.

         14.7 Facsimile; Counterparts. The parties agree that signature by facsimile shall hereby be deemed an original signature, and fully binding upon the parties hereto. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

         14.8 Business Day. If any time period set forth in this Agreement expires on any day other than a business day; i.e. upon a Saturday, Sunday or legal or bank holiday, such period shall be extended to and through the next succeeding business day.

        IN WITNESS WHEREOF, Arrowhead and Manufacturer have executed this Agreement as of the date first set forth above.


ARROWHEAD INDUSTRIES, INC.,
a Florida corporation


By:    /s/
   -----------------------------------
Name:
     ---------------------------------
Its:
    ----------------------------------


CIRTRAN CORPORATION
a Nevada corporation

By:    /s/
   -----------------------------------
Name: Iehab Hawatmeh
Its:    President

                                    Exhibit A
                                    ---------

                 Product Description, Pricing, Minimum Lead Time

                            Total      HH Tool    Casing
              Volume       Package       Only      Only      PKG Only
            (Millions)     Pricing     Pricing    Pricing    Pricing

             0.0-1.5        $2.95       $1.65      $0.90     $ 0.40

             1.5-3.0        $2.35       $1.35      $0.75     $ 0.25

             3.0-5.0        $2.10       $1.25      $0.65     $ 0.20

             5.0-10.0       $1.90       $1.15      $0.55     $ 0.20


TBD= To Be Determined after 10M unit commitment is met by Arrowhead

Minimum Lead Time: 6-8 Weeks from Date of Order

[Picture #1 of Product OMITTED]












[Picture #2 of Product OMITTED]



















      Product                                  The Hinge Helper Tool
      -------                                  ---------------------

The Hinge Helper Tool
Nylon Housing (Case)
Clam Shell Packaging

                                    Exhibit B
                                    ---------

                                   Description

                                    Exhibit C
                                    ---------

                             Initial Purchase Order

--------------------------------------------------------------------------------